UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 9, 2011

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA                                                                                               15212-5851
(Address of principal executive offices)                                                                                                (Zip Code)

Registrant's telephone number, including area code:  (412) 442-8200

Item 7.01 Regulation FD Disclosure

Matthews International Corporation today announced that the Company has signed a definitive agreement for the purchase of a majority ownership interest in Kroma Pre-Press Preparation Systems Industry & Trade, Inc. (“Kroma”).  Kroma, which is located in Izmir, Turkey, is one of the leading providers in Turkey of pre-press services and roto-gravure printing cylinders.  The acquisition is designed to further extend Matthews' presence as the leading provider of reprographic pre-press products and services to the European packaging and tobacco markets.

The purchase price for Matthews to acquire an initial 70% ownership interest in Kroma will be approximately €9.4 million.  In addition, the agreement includes put/call provisions for the purchase of the remaining 30% ownership interest within 3 years. Other terms of the acquisition were not immediately disclosed.  The transaction is subject to government approval in Turkey.  Kroma reported sales of approximately €11 million in calendar 2010.

Item 9.01  Financial Statements and Exhibits

99.1	Press Release, dated May 9, 2011, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By  Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date:  May 9, 2011